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                                                                 Exhibit 11(ii)



                               CONSENT OF COUNSEL

     We hereby consent to the use of our name and to the references to our firm under the caption "Legal Counsel" included in or made a part of the Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A, File No. 33-24848, filed under the Securities Act of 1933, as amended, and Amendment No. 23 to the Registration Statement on Form N-1A, File No. 811-5669, filed under the Investment Company Act of 1940, as amended, of the Fountain Square Funds.



Bloomfield Hills, Michigan  HOWARD & HOWARD ATTORNEYS, P.C.
September 30, 1997
                                  By:    /s/ Melanie Mayo West
                                         ---------------------
                                         Melanie Mayo West